Calculation of Filing Fee Tables
S-8
TMC the metals Co Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares without par value	457(a)	16,918,653	$ 4.115	$ 69,620,257.09	0.0001381	$ 9,614.56
Total Offering Amounts:						$ 69,620,257.09		$ 9,614.56
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,614.56
Offering Note
[1]	1(a). Represents common shares, without par value ("Common Shares"), that may be issued under the TMC the metals company Inc. 2021 Incentive Equity Plan, as amended (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Common Shares that become issuable under the Plan as a result of any stock dividend, stock split, recapitalization or similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding Common Shares. 1(b). Represents the number of additional Common Shares reserved for issuance under the Plan as a result of the automatic increase in the number of shares reserved under the Plan on January 1, 2026. 1(c). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and the low price of Registrant's Common Shares as reported on the Nasdaq Stock Market LLC on March 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources